Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-52704, 333-52716, 333-59795 and 333-29745) and Form S-3 (No.’s 333-87103, 333-68197, 333-52971, and 333-47777) of Daou Systems, Inc. of our report dated February 4, 2005, with respect to the consolidated financial statements and schedule of Daou Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2004.

Philadelphia, Pennsylvania	/s/ ERNST & YOUNG LLP
March 30, 2005